       1 of 4
                                                             EXECUTION COPY

                             TWELFTH AMENDMENT
                      TO LOAN AND SECURITY AGREEMENT


     This TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of June 7, 1994 (this "Amendment"), amends in certain respects, the Loan and Security Agreement (the "Loan Agreement") dated as of March 21, 1990 among Great Dane Trailers, Inc., Great Dane Los Angeles, Inc., Great Dane Trailers Nebraska, Inc., and Great Dane Trailers Tennessee, Inc., as Borrowers (the "Borrowers"), the lenders from time to time party thereto (the "Lenders") and Security Pacific Business Credit Inc., as Agent (the "Agent"), as heretofore amended, modified or supplemented.

                           W I T N E S S E T H :
                           - - - - - - - - - -

     WHEREAS, the Borrowers have requested that the Lenders agree to modify in certain respects the limit on Intercompany Loans set forth in Section 10.15A(g)(ii) of the Loan Agreement in order, among other things, to increase the aggregate amount of Intercompany Loans allowed in Fiscal Year 1994.

     WHEREAS, the Lenders are willing to agree to such modification on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers, the Agent and the Majority Lenders hereby agrees as follows:

          SECTION 1.  DEFINED TERMS.  Terms defined in the Loan
Agreement and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

          SECTION 1. AMENDMENTS. Effective as of the date hereof, the Loan Agreement shall be amended as follows:

          2.1  AMENDMENT TO SECTION 1.1.  Section 1.1 of the Loan
Agreement is hereby amended by adding the following new definition in its appropriate alphabetical order:

          "'TWELFTH AMENDMENT' means the amendment of this Agreement dated as of May 24, 1994."

          2.2  AMENDMENT TO SECTION 10.15A(g)(ii).  Section
10.15A(g)(ii) of the Loan Agreement is hereby deleted in its entirety, and the following is substituted therefore:

          "(ii)  if in Fiscal Year 1994:

               (A) (1) the total net income of the Borrowers for the period from January 1, 1994 through the last day of the calendar month immediately preceding the

       2 of 4
               calendar month of the Loan Date, as shown on the exhibit to the Most Recent Monthly Financial Statements (the 'Statement Exhibit'), which exhibit shall be prepared on the same basis as Exhibit A to the Twelfth Amendment, shall be equal to or greater than 90% of the sum of the amounts shown opposite the caption 'Net income' on such Exhibit A for each of the calendar months preceding the calendar month of the Loan Date and (2) the sum of the amounts shown opposite the caption 'Net cash flow' on such Statement Exhibit for each of the calendar months preceding the calendar month of the Loan Date shall be greater than zero (-0-); and

               (B) the aggregate amount of all Intercompany Loans made during Fiscal Year 1994 is less than or equal to the following cumulative amounts on or after the following dates:

               Maximum Aggregate
               Intercompany Loans                             Dates in 1994
               ------------------                             -------------
               $ 2,000,000                                    January 1
               $ 4,000,000                                    February 1
               $ 7,000,000                                    March 1
               $ 9,000,000                                    April 1
               $11,000,000                                    May 1
               $17,000,000                                    June 1
               $19,000,000                                    July 1
               $21,000,000                                    August 1
               $24,000,000                                    September 1
               $26,000,000                                    October 1
               $28,000,000                                    November 1
               $32,000,000                                    December 1"

          SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective as of the date first above written when the Agent shall have received the following:

          (a) counterparts of this Amendment executed by the Borrowers and the Majority Lenders;

          (b) such certificates, representations, instruments and other documents as the Agent and the Majority Lenders may require, in form and substance satisfactory to the Agent.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby each represent and warrant to the Lenders and the Agent that
(i) the execution, delivery and performance of this Amendment by each of the Borrowers are within their respective corporate powers and have been duly authorized by all necessary corporate action,
(ii) no consent, approval, authorization or, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Amendment, except for those already duly

       3 of 4

obtained, (iii) this Amendment has been duly executed by each of the Borrowers and constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable against them in accordance with its terms and (iv) the execution, delivery and performance by each of the Borrowers of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of any Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower or such Subsidiary is a party or which is binding upon it,
(b) any Requirement of Law applicable to such Borrower or such Subsidiary, or (c) the Certificate or Articles of Incorporation or By-Laws of such Borrower or such Subsidiary.

     SECTION 5.  REFERENCE TO AND EFFECT ON LOAN DOCUMENTS.

          5.1 On and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

          5.2 Except as specifically amended above, all of the terms of the Loan Agreement shall remain unchanged and in full force and effect.

          5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

     SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

     SECTION 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

       4 of 4

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                         GREAT DANE TRAILERS, INC.

                         By:  /s/ T. W. Horan
                            -------------------------------------
                         Title:  Senior VP Finance
                               ----------------------------------

                         GREAT DANE LOS ANGELES, INC.

                         By:  /s/ T. W. Horan
                            -------------------------------------
                         Title:  Senior VP Finance
                               ----------------------------------

                         GREAT DANE TRAILERS NEBRASKA, INC.

                         By:  /s/ T. W. Horan
                            -------------------------------------
                         Title:  Senior VP Finance
                               ----------------------------------

                         GREAT DANE TRAILERS TENNESSEE, INC.

                         By:  /s/ T. W. Horan
                            -------------------------------------
                         Title:  Senior VP Finance
                               ----------------------------------

                         SECURITY PACIFIC BUSINESS CREDIT INC.,
                           as Lender and Agent

                         By:  /s/ Ira A. Mermelstein
                            -------------------------------------
                         Title:  Vice President
                               ----------------------------------

                         NATIONSBANK OF GEORGIA, N.A.

                         By:  /s/ Robert B. H. Moore
                            -------------------------------------
                         Title:  Senior Vice President
                               ----------------------------------

                         SANWA BUSINESS CREDIT CORPORATION

                         By:  /s/ Peter L. Skavla
                            -------------------------------------
                         Title:  Vice President
                               ----------------------------------